EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Cinedigm Corp. on Form S-1, to be filed on or about November 7, 2016, of our report dated July 14, 2016, on our audits of the consolidated financial statements, which appears in the Annual Report on Form 10-K for the year ended March 31, 2016. We also consent to the reference to us under the caption "Experts" in such Registration Statement.

/s/ EisnerAmper LLP

New York, New York
November 7, 2016